SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2010

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

7322 Manatee Avenue West, #299

Bradenton, Florida 34209

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 2 – Financial Information

Section 8 - Other Events

Item 8.01 - Other Events

Silver Falcon Mining, Inc. (the "Company") issued a press release, dated March 17, 2010 entitled-"SILVER FALCON MINING, INC. (SFMI) ANNOUNCES APRIL 19, 2010 MILL PRODUCTION START-UP "

The press release is in its entirety below:

SILVER FALCON MINING, INC. (SFMI) ANNOUNCES APRIL 19, 2010 MILL PRODUCTION START-UP

Murphy, ID-March 17, 2010-Silver Falcon Mining, Inc. (SFMI:OTCBB) announces an April 19, 2010 start date of its 100% owned Diamond Creek Mill facility, located in Murphy, ID.  Over the last 6-Months, the Company purchased/re-zoned property, acquired necessary permits, developed site improvements, drilled well/installed water system and built the mill building.  Subsequently, both the internal and external mill circuit components, 100% owned and paid-in-full, have been in place for the forthcoming production of precious metals.

From this point-in-time, the Company will proceed with 4 weeks of verification of the equipment and mill commissioning.  This will include final verifications, confirming that all the equipment components are mechanically sound, and that all electrical circuits function properly. This will be followed by powering-up the facility to check on the full functionality of the mill circuit.

April 19, 2010, SFMI officially starts production of its Diamond Creek Mill facility. Preliminary production will begin, which will help determine the throughput consumption rates and maximization of the recovery of metals. At first, low grade materials will be used to ascertain maximum optimization of the equipment.  Throughput grades and tonnages will increase accordingly over time.

The Company will provide updated visual representation of the completed and operational mill circuit on its website.  A planned shareholders meeting will be announced in a forthcoming press release, inviting all shareholders and other interested parties to visit the Company’s facility.  Management will not grant immediate visitation to the facility until that time.

Pierre Quilliam, President, states, “I would like to congratulate and thank all those involved from the contractors to the shareholders for their continuous support.  This commitment and dedication provided SFMI with a complete facility, ready to start on April 19, 2010. We are now within reach our first dore bar.”

Silver Falcon Mining, Inc.,www.silverfalconmining.com, is an exploration and development Company specializing in high-grade Gold and Silver mining properties in North America, for further information, contact Rich Kaiser, Investor Relations, 800-631-8127.

Silver Falcon Mining, Inc. cautions that the statements made in this press release constitute forward-looking statements, and not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date:March 18, 2010	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

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